NEWS RELEASE
                                                  FOR RELEASE IMMEDIATELY
                                                  Contact:  Paul Frenkiel, CFO
                                                  (215) 735-4422  ext. 255

                          REPUBLIC FIRST BANCORP, INC.
                         REPORTS FIRST QUARTER EARNINGS

         Philadelphia, PA, April 21, 2004 - Republic First Bancorp, Inc. (NASDAQ:FRBK), the holding company for Republic First Bank (PA) and First Bank of Delaware (DE), today reported first quarter 2004 earnings of $1.5 million or $0.22 per diluted share compared to $1.3 million or $0.20 per diluted share for the prior year period. The improvement in 2004 earnings reflected commercial loan and core deposit growth, increases in non-interest income and lower loan loss provisions. Average commercial and construction loans grew 15% in first quarter 2004 compared to the comparable prior year period. Average core deposits in those periods grew by approximately 10%.

         The Company remains well capitalized, as Tier 1 leverage and total risk-based capital at March 31, 2004 stood at 9.13% and 13.65%, respectively. Total shareholders' equity stood at $57.9 million with a book value per share of $8.87 at March 31, 2004, based on outstanding common shares of approximately 6.5 million.

         Republic First Bank (PA) and First Bank of Delaware (DE) are full-service, state-chartered commercial banks, whose deposits are insured by the Federal Deposit Insurance Corporation (FDIC). The Banks provide diversified financial products through their twelve offices located in Abington, Ardmore, Bala Cynwyd, East Norriton, and Philadelphia, Pennsylvania and Wilmington, Delaware.

         The Company may from time to time make written or oral "forward-looking statements", including statements contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company's control. The words "may", "could", "should", "would", "believe", "anticipate", "estimate", "expect", "intend", "plan", and similar expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.


                                      # # #



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 Republic First Bancorp, Inc.
 Condensed Income Statement
 (Dollar amounts in thousands
     except per share data)
                                                                   Three Months Ended
                                                                         Mar. 31,
                                                              2004                     2003
                                                        -------------------------------------------

 Net Interest Income                                              $ 5,324                  $ 9,099
 Provision for Loan Losses                                            811                    3,412
 Other Income                                                       2,747                      895
 Other Expenses                                                     4,985                    4,605
 Income Taxes                                                         764                      684
                                                        ------------------       ------------------
 Net Income                                                       $ 1,511                  $ 1,293
                                                        ==================       ==================

 Basic EPS                                                         $ 0.23                   $ 0.21
                                                        ------------------       ------------------
 Diluted EPS                                                       $ 0.22                   $ 0.20
                                                        ------------------       ------------------

 Republic First Bancorp, Inc.
 Condensed Balance Sheet
 (Dollar amounts in thousands)

 Assets                                                      Mar. 31                December 31                Mar. 31
                                                              2004                      2003                    2003
                                                        ------------------       ------------------     ---------------------

 Federal Funds Sold and Other Interest Bearing Cash             $  69,535                $  45,982                 $ 125,028
 Investment Securities                                             68,449                   69,946                    74,911
 Commercial and Other Loans                                       507,406                  488,219                   465,083
 Allowance for Loan Losses                                         (8,745)                  (8,696)                   (7,538)
 Other Assets                                                      54,609                   59,341                    35,850
                                                        ------------------       ------------------     ---------------------

 Total Assets                                                   $ 691,254                $ 654,792                 $ 693,334
                                                        ==================       ==================     =====================

 Liabilities and Shareholders' Equity:
 Transaction Accounts                                           $ 286,959                $ 266,015                 $ 275,962
 Time Deposit Accounts                                            203,617                  187,590                   224,550
 FHLB Advances and Trust Preferred Securities                     131,186                  133,852                   131,000
 Other Liabilities                                                 11,573                   10,959                     8,974
 Shareholders' Equity                                              57,919                   56,376                    52,848
                                                        ------------------       ------------------     ---------------------
 Total Liabilities and Shareholders' Equity                     $ 691,254                $ 654,792                 $ 693,334
                                                        ==================       ==================     =====================





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Republic First Bancorp, Inc.
March 31, 2004


                                                 At or For the
                                               Three Months Ended
                                        ------------------------------
                                           Mar. 31,           Mar. 31,
Financial Data:                              2004              2003
                                        ------------------------------

Return on average assets                     0.87%            0.76%

Return on average equity                    10.66%            9.94%

Share information:

Book value per share                       $ 8.87 $           8.20

Shares o/s at period end                6,533,000        6,445,000

Average diluted shares o/s              6,842,000        6,475,000

Leverage capital ratio                       9.13%            8.46%

Total risk based capital ratio              13.65%           14.46%





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Republic First Bancorp, Inc.
Press release 3/31/04
(Dollars in thousands except per share data)

Credit Quality Ratios:
                                             At or for the
                                             Three months      Twelve mos.         Three months
                                                 ended            ended               ended
                                                Mar. 31          Dec 31,             Mar. 31
                                                 2004             2003                 2003
                                           ------------------------------------------------------

Non-accrual and loans accruing,
but past due 90 days or more                     $   9,137         $   8,611         $   7,214

Restructured loans                                    --                --                --
                                                 ---------         ---------         ---------

Total non-performing loans                           9,137             8,611             7,214

OREO                                                   207               207             1,015
                                                 ---------         ---------         ---------

Total non-performing assets                      $   9,344         $   8,818         $   8,229
                                                 =========         =========         =========

Non-performing loans as
a percentage of total loans                           1.80%             1.76%             1.55%

Nonperforming assets as
a percentage of total assets                          1.35%             1.35%             1.19%

Allowance for loan losses
to total loans                                        1.72%             1.78%             1.62%

Allowance for loan losses
to total non-performing loans                        95.71%           101.00%           104.49%





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Republic First Bancorp, Inc.
Press release 3/31/04
(Dollars in thousands )



                                                                           Quarter-to-Date
                                                                        Average Balance Sheet
                                                 ----------------------------------------------------------

                                         Three months ended                                    Three months ended
                                           March 31, 2004                                        March 31, 2003
                                  --------------------------------------------     -----------------------------------------------

                                                                  Average                                           Average
Interest-Earning Assets:          verage                              Yield/           Average                          Yield/
                                  alance             Interest         Cost             Balance          Interest        Cost
                                  -----------    -------------    ------------     -------------    -------------   --------------


Commercial and other loans         $ 499,070          $ 8,482            6.82 %       $ 484,907          $12,333            10.31 %

Investment securities                 69,570              600            3.45            85,091              998             4.69

Federal funds sold                    76,302              215            1.13            74,879              228             1.24
                                  -----------    -------------    ------------     -------------    -------------   --------------

Total interest-earning assets        644,942            9,297            5.78           644,877           13,559             8.51

Other assets                          50,034                                             33,829

Total assets                       $ 694,976          $ 9,297                         $ 678,706          $13,559
                                  ===========    =============                     =============    =============

Interest-bearing liabilities:


Interest-bearing deposits          $ 397,095          $ 1,933            1.95 %       $ 406,264          $ 2,419             2.42 %

Borrowed funds                       133,462            2,040            6.13           134,850            2,041             6.14
                                  -----------    -------------    ------------     -------------    -------------   --------------


Other liabilities                    530,557            3,973            3.00           541,114            4,460             3.34
                                  -----------    -------------    ------------     -------------    -------------   --------------

Non-interest and
interest-bearing funding             628,713            3,973            2.53           617,765            4,460             2.93


Other liabilities:                     9,388                                              8,895
                                  -----------                                      -------------

Total liabilities                    638,101                                            626,660
                                  -----------                                      -------------

Shareholder's equity                  56,875                                             52,046

Total liabilities &
shareholder's equity               $ 694,976                                          $ 678,706
                                  ===========                                      =============

Net interest income                                   $ 5,324                                            $ 9,099
                                                 =============                                      =============

Interest rate spread                                                     3.25 %                                              5.58 %
                                                                  ============                                      ==============

Net interest margin                                                      3.31 %                                              5.71 %
                                                                  ============                                      ==============

Net interest margin excluding
short term and tax refund
loan interest income                                                    2.58%                                               2.64%



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